                    [CORBALLY, GARTLAND AND RAPPLEYEA LETTERHEAD]


                                    August 4, 1995


Mr. John Root
Novellus Systems Inc.
81 Vista Montana
San Jose, CA  95134

     RE: Lease - 25 Corporate Park Drive, Route 52, Town of East Fishkill, New York
          East Fishkill Corporate Park Investments with Novellus Systems Inc.

Dear Mr. Root:

     Enclosed find two copies of the lease in the above matter. Please sign both copies and return them to me.

                                  Very truly yours,

                                  CORBALLY, GARTLAND & RAPPLEYEA

                                  /S/ Daniel F. Curtin

                                  Daniel F. Curtin

DFC:sb
encs.


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                                        LEASE
                                dated August 14, 1995
                                          ---
                                       between

                       EAST FISHKILL CORPORATE PARK INVESTMENTS

                                             as Landlord

                                         and

                                NOVELLUS SYSTEMS INC.

                                             as Tenant


Affecting premises commonly known as 25 Corporate Park Drive, Route 52, in the Town of East Fishkill, New York.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



          CORBALLY.GARTLAND AND RAPPLEYEA - ATTORNEYS AND COUNSELORS AT LAW
           35 MARKET STREET - POUGHKEEPSIE, NEW YORK 12601 - (914)454-1110

                                        LEASE


          LEASE, dated August __, 1995, between EAST FISHKILL CORPORATE PARK INVESTMENTS., a partnership, having an address at 1400 Route 52 Suite 3, Hopewell Junction, New York 12533 ("Landlord"), and NOVELLUS SYSTEMS INC., having an address of 81 Vista Montana, San Jose, CA 95134, ("Tenant").


                       1.  THE DEMISED PREMISES AND LEASE TERM

          In consideration of the Rent hereinafter reserved and the terms, covenants and conditions set forth in this Lease to be observed and performed by Tenant, Landlord hereby demises and leases to Tenant, and Tenant hereby rents and takes from Landlord, the following property (collectively hereinafter
referred to as the "Demised Premises"):     Approximately 3016 square feet of
the building located on 25 Corporate Park Drive, Route 52, Town of East Fishkill, New York as shown on the annexed diagram, together with parking in common with other users of the building. TO HAVE AND TO HOLD the Demised Premises unto Tenant, and the permitted successors and assigns of Tenant, upon and subject to all of the terms, covenants and conditions herein contained, for a term (the "Lease Term") of 38 Mos. commencing on or about November 1, 1995 and expiring on Dec. 30, 1998, unless the Lease Term shall sooner terminate pursuant to any of the conditional limitations or other provisions of this Lease. The commencement date shall be within forty-five (45) days of the delivery of executed Lease by the Tenant to the landlord setting forth their renovation requirements.


                                       2.  RENT

          Tenant covenants to pay to Landlord as Fixed Rent during the Lease Term $36,342.00 per annum.

          The Fixed Rent shall be payable in advance in equal monthly installments of $3,028.50 on the first day of each calendar month. If the Lease Term does not commence on the first day of a month, the Fixed Rent for the month in which the Lease Term commences shall be appropriately apportioned. Each date on which Fixed Rent is payable hereunder is hereinafter referred to as a "Rent Payment Date".


                           3.  NO COUNTERCLAIM OR ABATEMENT

          All Rent shall be absolutely net to Landlord so that this Lease shall yield to Landlord the full amount of the installments

          CORBALLY, GARTLAND AND RAPPLEYEA - ATTORNEYS AND COUNSELORS AT LAW
           35 MARKET STREET - POUGHKEEPSIE, NEW YORK 12601 - (914)454-1110 thereof throughout the Lease Term without deduction. All Rent shall be paid to Landlord without notice, demand, counterclaim, setoff, deduction or defense, and nothing shall suspend, defer, diminish, abate or reduce any Rent, except as otherwise specifically provided in this Lease.


                             4.  USE OF DEMISED PREMISES

          Tenant covenants that the Demised Premises shall be used solely for office purposes and for no other purposes, unless approved in writing by Landlord.

          Tenant shall not do or permit any act or thing which is contrary to any Legal Requirements or Insurance Requirements, or which might impair the value or usefulness of the Demised Premises or any part thereof.

          Tenant shall not do or suffer any waste, damage, disfigurement or injury to the Demised Premises.

                           5. CONDITION OF DEMISED PREMISES

          Prior to the commencement of the Lease Term, Landlord shall perform the work and make installments in the Demised Premises as set forth in Exhibit A hereto.


                              6.  MAINTENANCE AND REPAIR

          Tenant, at all times during the Lease Term and at Tenant's expense, shall keep the Demised Premises, and all Improvements now or hereafter located thereon, in a good and clean order and condition and in such condition as may be
required by all Legal Requirements and Insurance Requirements.      Landlord
shall be responsible for maintaining the HVAC, electrical and plumbing systems.

                            7.  ALTERATIONS AND ADDITIONS

          Tenant shall not be entitled to make any alterations of or additions to the Demised Premises without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld.

          The title to all additions, repairs and replacements to any Improvements made during the Lease Term and any renewal thereof, forthwith shall vest in Landlord, and said Improvements, additions, repairs and replacements shall be and become the sole and absolute property of Landlord, without any obligation of payment by Landlord therefor.

          CORBALLY, GARTLAND AND RAPPLEYEA - ATTORNEYS AND COUNSELORS AT LAW
           35 MARKET STREET - POUGHKEEPSIE, NEW YORK 12601 - (914) 454-1110

                           8.  COMPLIANCE WITH REQUIREMENTS

          Tenant, at all times during the Lease Term and at Tenant's expense, promptly and diligently shall: comply with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Demised Premises or any part thereof; and procure, maintain and comply with all permits, licenses, franchises and other authorizations required for any use of the Demised Premises or any part thereof then being made, including without limitation all permits, licenses, and franchises which Tenant is required to obtain for the proper erection, installation, operation or maintenance of the Improvements or Tenant's Equipment or any part thereof.


                                      9.  LIENS

          Tenant shall not directly or indirectly create or permit to be created or to remain, and shall discharge, any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other retention agreement with respect to the Demised Premises or any part thereof, Tenant's interest therein, or any Fixed Rent or other Rent payable under this Lease, other than: the Occupancy Leases; liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested as permitted in Article 11 hereof; and the liens of mechanics, materialmen, suppliers or vendors, or right thereto, incurred in the ordinary course of business for sums which under the terms of the related contract are not at the time due, provided that adequate provision for the payment thereof shall have been made and provisions of the following paragraph are complied with.


                                10.  UTILITY SERVICES

          Landlord shall pay charges for public or private utility services at any time rendered to or in connection with the entire
Premises or any part thereof; including heat, air conditioning, electric, trash removal and water and sewer services.


                                    11.  INSURANCE

          Tenant, at all times during the Lease Term and at Tenant's expense, shall provide and maintain in full force and effect with insurers approved by
Landlord: (a) public liability protecting Landlord against any and all liability occasioned by negligence, occurrence, accident or disaster in or about the

Demised Premises or any part thereof, (b) lessor shall be responsible for its own fire insurance.


                            12.  INDEMNIFICATION BY TENANT

          Tenant shall, except for the wilful acts or omission of lessor, indemnify and hold Landlord harmless from and against all liabilities, obligations, claims, damages, fines, penalties, interest, causes of action, costs and expenses, including attorneys' fees (but excluding any income or excess profits or franchise taxes of Landlord determined on the basis of general income or revenue or any interest or penalties in respect thereof), imposed upon or incurred by or asserted against Landlord or the Demised Premises by reason of the occurrence or existence of any of the following: occupancy of the Demised Premises or any interest therein, or receipt of any rent or other sum therefrom; any accident, injury to or death of persons (including workers) or loss of or damage to property occurring, or claimed to have occurred, on or about the Demised Premises or any part thereof, or any Improvements now or hereafter erected thereon, or the adjoining sidewalks, curbs, vaults or vault spaces, if any, streets or ways, or appurtenances thereto; any use or condition of the Demised Premises or any part thereof, or any Improvements now or hereafter erect thereon, or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets or ways, or appurtenances thereto; any failure on the part of Tenant promptly and fully to comply with or perform any of the terms, covenants or conditions of this Lease; or performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof. In the case any suit, action or proceeding is brought against Landlord or filed against the Demised Premises or any part thereof by reason of any such occurrence except for the wilful acts or omission of lessor, Tenant, upon Landlord's request and at Tenant's expense, shall resist and defend such suit, action or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and approved by Landlord. The obligations of Tenant under this Article 14 shall survive the expiration or termination of the Lease Term.


                 13. DAMAGE TO OR DESTRUCTION OF THE DEMISED PREMISES

          If there is any material damage to or destruction.of the Demised Premises or any part thereof, Tenant promptly shall give written notice thereof to Landlord, generally describing the nature and extent of such damage or destruction.

          Landlord shall have the option of either repairing the premises or terminating the lease.

                         14.  TAKING OF THE DEMISED PREMISES

          If there is a Taking of the fee of the entire Demised Premises, other than for a temporary use, this Lease shall terminate as of the date of such Taking.


                                 15.  QUIET ENJOYMENT

          Landlord covenants that so long as Tenant is not in default hereunder in the payment of any Rent or compliance with or the performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be complied with or performed, Tenant shall not be hindered or molested by Landlord in Tenant's enjoyment of the Demised Premises.


                         16.  RIGHT TO CURE TENANT'S DEFAULT

          If Tenant fails to make any payment or to comply with or perform any term, covenant or condition of this Lease to be complied with or performed by Tenant, Landlord may, but shall be under no obligation to, after thirty days' notice to Tenant (or upon shorter notice, or without notice, if necessary to meet an emergency situation or time limitation of a Legal Requirement), make such payment or perform or cause to be performed such work, labor, services, acts or things, and take such other steps as Landlord may deem advisable, to comply with any such term, covenant or condition which is in default.




                        17.  EVENTS OF DEFAULT AND TERMINATION

          If any one or more of the following ("Events of Default") shall occur:

     (a) if Tenant shall fail to pay any Fixed Rent when as the same becomes due and payable, and such rent remains unpaid ten days after notice in writing from Landlord; or

     (b) if Tenant shall fail to comply with or perform any other term, covenant or condition hereof, and such failure shall continue for more than thirty days after notice thereof from Landlord, and Tenant within said period, subject to Unavoidable Delays, shall not commence with due diligence and dispatch the curing of such default, or, having so commenced, thereafter shall fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default for reasons other than Unavoidable Delays; or

     (c) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing Tenant's inability to pay Tenant's debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting, or shall fail to contest, the material allegations of a petition filed against Tenant in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of Tenant's properties;

then, and in any such Event of Default, regardless of the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms, covenants or conditions of this Lease, Landlord, at any time thereafter may give a written termination notice to Tenant, and on the date specified in such notice this Lease shall terminate and the Lease Term shall expire and terminate by limitation, and all rights of Tenant under this Lease shall cease, unless before such date (i) all arrears of Rent (with interest at the rate of twelve percent per annum) and all costs and expenses, including reasonable attorneys' fees, incurred by or on behalf of Landlord hereunder, shall have been paid by Tenant, and (ii) all other defaults at the time existing under this Lease shall have been fully remedied to the satisfaction of Landlord. Tenant shall reimburse Landlord for all costs and expenses, including reasonable attorneys' fees, incurred by or on behalf of Landlord occasioned by or in connection with any default by Tenant under this Lease.


                                    18.  RELETTING

          At any time or from time to time after the repossession of the Demised Premises or any part thereof, whether or not the Lease Term shall have been terminated pursuant to Article 17, Landlord may (but shall be under no obligation to) relet the Demised Premises or any part thereof for the account of Tenant, for such term or terms (which may be greater than or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in Landlord's absolute discretion, may determine, and may collect and receive the rents therefrom. Landlord shall not be responsible or liable for any failure to relet the Demised Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

                             19.  ASSIGNMENT OF SUBRENTS

          Tenant hereby irrevocably assigns to Landlord all rents due or to become due from any assignee of Tenant's interest hereunder and any sublessee or any tenant or occupant of the Demised Premises or any part thereof, together with the right to collect and receive such rents, provided that, so long as Tenant is not in default under this Lease, Tenant shall have the right to collect such rents for Tenant's own use and purposes. Upon any default by Tenant under this Lease, Landlord shall have absolute title to such rents and the absolute right to collect the same. Landlord shall apply to the Rent due under this Lease the net amount (after deducting all costs and expenses incident to the collection thereof and the operation and maintenance, including repairs, of the Demised Premises) of any rents so collected and received by Landlord.

                                20.  SECURITY DEPOSIT

          Tenant has not deposited with Landlord any security.


                 21.  SURVIVAL OF TENANT'S OBLIGATIONS AND DAMAGES

          No expiration or termination of the Lease Term pursuant to this Lease, by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to this Lease or otherwise, shall relieve Tenant of Tenant's obligations or liabilities hereunder, all of which shall survive such expiration, termination or repossession.


                                   22.  INJUNCTION

          Landlord, in addition to all other rights, powers and remedies and notwithstanding the concurrent pendency of summary or other dispossess proceedings, at Landlord's option, shall have the right at all times during the Lease Term to restrain by injunction any violation or attempted violation by Tenant of any of the terms, covenants or conditions of this Lease, and to enforce by injunction any of such terms, covenants or conditions.


                                     23.  WAIVERS

          No failure by Landlord or Tenant to insist upon the strict performance of and compliance with any term, covenant or condition hereof or to exercise or enforce any right, power or remedy consequent upon a breach thereof, and no submission by Tenant or acceptance by Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term, covenant or condition. No waiver of any breach of any term, covenant or condition of this Lease shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights, powers or remedies of Landlord or Tenant with respect to any other then existing or subsequent breach.


                         24.  LANDLORD'S REMEDIES CUMULATIVE

          All of the rights, powers and remedies of Landlord provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise, shall be deemed to be separate, distinct, cumulative and concurrent.

                      25.  ASSIGNMENT, SUBLETTING AND MORTGAGES

          Tenant expressly covenants that Tenant shall not voluntarily or involuntarily assign, encumber, mortgage or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises or any part thereof to be used or occupied by others, by operation of law or otherwise, without the prior written consent of Landlord in each instance, not to be unreasonably withheld. Absent such consent, any act or instrument purporting to do any of the foregoing shall be null and void.



                          26.  SUBORDINATION AND ATTORNMENT

          This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Demised Premises, whether or not such mortgages shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, replacements, spreaders, consolidations and extensions of such mortgages, providing mortgagee agrees not to disturb lessee's right to occupy. In the event of any sale of the Demised Premises in a foreclosure of any such mortgage or the exercise by the holder of any such mortgages of any other remedies provided for by law or in such mortgage, Tenant, upon written request of the holder of the mortgage or the purchaser at such foreclosure or any person succeeding to the interest of the holder of the mortgage, shall attorn to such holder, purchaser or successor in interest, as the case may be, without change in the terms, covenants or conditions of this Lease. If such a request is made, this Lease shall not be

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deemed to be terminated by any foreclosure proceedings or other remedies for the enforcement of the mortgage by such holder, purchaser or successor in interest. The provisions of this Article 30 shall be self-operative and no further instrument of subordination and/or attornment shall be required. In confirmation of such subordination and/or attornment, Tenant promptly shall execute and deliver at Tenant's expense any instrument that Landlord or the holder of any such mortgage may reasonably request to evidence such subordination and/or attornment.

                                27.  ENTRY BY LANDLORD

          Landlord and the authorized representatives of Landlord shall have the right to enter the Demised Premises at all reasonable times for the purpose of inspecting the same or for the purpose of doing any work permitted to be done by Landlord under this Lease, and to take all such actions thereon as may be necessary or appropriate for any other purpose, as long as such entry does not interfere with lessee's occupancy and business use.


                             28.  CONVEYANCE BY LANDLORD

          If the original or any successor Landlord shall convey or otherwise dispose of the Land and Improvements, Landlord shall thereupon be released from all obligations and liabilities of Landlord under this Lease (except those accruing prior to such conveyance or other disposition), and such obligations and liabilities shall be binding solely on the then owner of the Land and Improvements.

                               29.  NO MERGER OF TITLE

          There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Demised Premises by reason of the fact that the same person may own or hold (a) the leasehold estate created by this Lease or any interest therein, and (b) the fee estate in the Demised Premises or any interest in such fee estate. No such merger shall occur unless and until all persons having any interest in the leasehold estate created by this Lease, and in the fee estate in the Demised Premises, shall join in a written instrument effecting such merger and shall duly record the same.


                             30.  ACCEPTANCE OF SURRENDER

          No modification, termination or surrender of this Lease or surrender of the Demised Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by any representative or agent of Landlord, other than such a written agreement and acceptance, shall constitute an acceptance thereof.


                                31.  END OF LEASE TERM

          Upon the expiration or termination of the Lease Term, unless otherwise agreed between the parties hereto, Tenant shall quit, surrender and deliver to Landlord the Demised Premises with the Improvements thereon in good order and condition, ordinary wear and tear excepted, and shall remove all Tenant's Equipment therefrom.


                                    32.  BROKERAGE

          Landlord and Tenant each represents and warrants to the other that such party has not dealt with any broker or finder in connection with the Demised Premises or this Lease other than Serls Real Estate. Brokerage shall be paid by Landlord.


                                     33.  NOTICES

          All notices, demands, elections and other communications desired or required to be delivered or given under this Lease shall be in writing.

                                  34.  MISCELLANEOUS

          All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, unenforceable or not entitled to be recorded under any applicable law.

          Landlord and Tenant agree not to record this Lease.

          The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof.

          This Lease may be changed or modified only by an instrument in writing signed by the party against which enforcement of such change or modification is sought.

          This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date first above written.

                                        EAST FISHKILL CORPORATE PARK
                                        INVESTMENTS

ATTEST:

                                        BY /s/ Frank Buyakowski
                                           -------------------------------------
                                           Frank Buyakowski      partner
By /s/ Margaret Elizabeth
   --------------------------------
                         Secretary      NOVELLUS SYSTEMS INC.

ATTEST:
                                        By /s/ John P Root
                                           -------------------------------------
By
   --------------------------------
                         Secretary

                                      EXHIBIT A


     Landlord shall modify the existing building (Exhibit I) pursuant to a plan (Exhibit II) which Exhibit II reflects the demised premises.

     Landlord shall provide for demolition of the existing space including the walls, raised floor computer room, and carpeting. Novellus retains option to choose color/print. Landlord shall construct or rearrange interior walls, electrical and HVAC fixtures, patch and paint. The Landlord will also be responsible for purchasing and installing new ceiling tiles, commercial grade 28 oz. level loop nylon carpeting, and 1/8 inch commercial tile.

     The Tenant shall be responsible for any telephone, computer or security systems installation.

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[FLOOR PLAN CHART]

                                      Exhibit I

[FLOOR PLAN CHART]

                                      Exhibit II